Exhibit 24

POWER OF ATTORNEY

Each director and/or officer of Farmers National Banc Corp. (the “Corporation”) whose signature appears below hereby appoints KEVIN J. HELMICK and A. TROY ADAIR, and each of them, with full power of substitution and resubstitution, as attorneys or attorney to sign for the undersigned and in his or her name, place and stead, and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission (the “Commission”), the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and likewise to sign and file with the Commission any and all amendments (on Form 10-K/A) and exhibits thereto, and any and all applications and documents to be filed with the Commission pertaining to such Annual Report, with full power and authority to do and perform any and all acts and things whatsoever requisite, necessary or advisable to be done in the premises, as fully and for all intents and purposes as each of the undersigned could so if personally present, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

IN WITNESS WHEREOF, we have hereunto set our hands effective as of the 22nd day of February, 2022.

/s/ Kevin J. Helmick	/s/ A. Troy Adair	/s/ Joseph W. Sabat
Kevin J. Helmick	A. Troy Adair	Joseph W. Sabat
President & CEO	Executive VP, CFO and Treasurer	Chief Accounting Officer
(Principal Executive Officer)	(Principal Financial Officer)	(Principal Accounting Officer)
February 22, 2022	February 22, 2022	February 22, 2022
/s/ Gregory C. Bestic	Director
Gregory C. Bestic
/s/ Anne Frederick Crawford	Director
Anne Frederick Crawford
/s/ Neil J. Kaback	Director
Neil J. Kaback
/s/ Ralph D. Macali	Director
Ralph D. Macali
/s/ Terry A. Moore	Director
Terry A. Moore
/s/ Frank J. Monaco	Director
Frank J. Monaco
/s/ Edward W. Muransky	Director
Edward W. Muransky
/s/ David Z. Paull	Director
David Z. Paull
/s/ James R. Smail	Director
James R. Smail
/s/ Richard B. Thompson	Director
Richard B. Thompson